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                 EXHIBIT 99.01 - XCEL ENERGY CAUTIONARY FACTORS

The Private Securities Litigation Reform Act provides a "safe harbor" for forward-looking statements to encourage disclosures without the threat of litigation, providing those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Forward-looking statements are made in written documents and oral presentations of Xcel Energy. These statements are based on management's beliefs as well as assumptions and information currently available to management. When used in Xcel Energy's documents or oral presentations, the words "anticipate," "estimate," "expect," "projected," objective," "outlook," "forecast," "possible," "potential" and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause Xcel Energy's actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

o Economic conditions, including inflation rates, monetary fluctuations and their impact on capital expenditures;

o The risk of a significant slowdown in growth or decline in the U.S. economy, the risk of delay in growth recovery in the U.S. economy or the risk of increased cost for insurance premiums, security and other items as a consequence of the Sept. 11, 2001, terrorist attacks;

o Trade, monetary, fiscal, taxation and environmental policies of governments, agencies and similar organizations in geographic areas where Xcel Energy has a financial interest;

o Customer business conditions, including demand for their products or services and supply of labor and materials used in creating their products and services;

o Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the SEC, the Federal Energy Regulatory Commission and similar entities with regulatory oversight;

o Availability of credit or cost of capital, changes in: interest rates; market perceptions of the utility industry, Xcel Energy or any of its subsidiaries; or security ratings;

o    Effect of recent credit agency actions;

o Factors affecting utility and nonutility operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages, maintenance or repairs; unanticipated changes to fossil fuel, nuclear fuel or gas supply costs or availability due to higher demand, shortages, transportation problems or other developments; nuclear or environmental incidents; or electric transmission or gas pipeline constraints;

o Employee workforce factors, including loss or retirement of key executives, collective bargaining agreements with union employees, or work stoppages;

o Increased competition in the utility industry or additional competition in the markets served by Xcel Energy and its subsidiaries;

o State, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures and affect the speed and degree to which competition enters the electric and gas markets; industry restructuring initiatives; transmission system operation and/or administration initiatives; recovery of investments made under traditional regulation; nature of competitors entering the industry; retail wheeling; a new pricing structure; and former customers entering the generation market;

o Rate-setting policies or procedures of regulatory entities, including environmental externalities, which are values established by regulators assigning environmental costs to each method of electricity generation when evaluating generation resource options;

o Nuclear regulatory policies and procedures, including operating regulations and spent nuclear fuel storage;

o    Social attitudes regarding the utility and power industries;

o    Risks associated with the California power and other western markets;

o Cost and other effects of legal and administrative proceedings, settlements, investigations and claims;

o Technological developments that result in competitive disadvantages and the potential for impairment of existing assets;

o Factors associated with nonregulated investments, including risks associated with timely completion of projects, including obtaining competitive contracts and construction delays, foreign government actions, foreign economic and currency risks, political instability in foreign countries, partnership actions, competition, operating risks, dependence on certain suppliers and customers, domestic and foreign environmental and energy regulations;

o Many of the project investments made by Xcel Energy's subsidiary NRG, Inc. consist of minority interests, and a substantial portion of future investments may take the form of minority interests, which limits NRG's ability to control the development or operation of the project;

o The realization of expectations regarding the NRG financial improvement plan; and

o Other business or investment considerations that may be disclosed from time to time in Xcel Energy's SEC filings or in other publicly disseminated written documents.

Xcel Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exhaustive.